Exhibit 99.2

Teladoc Health Prices Upsized Offering of $850 Million of Convertible Senior Notes due 2027

PURCHASE, NY, May 14, 2020 — Teladoc Health, Inc. (NYSE:TDOC) (“Teladoc Health”) today announced the pricing of its offering of $850 million aggregate principal amount of Convertible Senior Notes due 2027 (the “Notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased by $50 million from the previously announced offering size of $800 million. In connection with the offering of the Notes, Teladoc Health granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the closing date for the offering of the Notes, up to an additional $150 million aggregate principal amount of Notes on the same terms and conditions. The sale of the Notes is scheduled to close on May 19, 2020, subject to satisfaction of customary closing conditions.

Teladoc Health estimates that the net proceeds from this offering will be approximately $829 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Teladoc Health, and assuming no exercise of the initial purchasers’ option to purchase additional Notes. Teladoc Health intends to use a portion of the net proceeds of the offering to exchange, pursuant to privately negotiated agreements, approximately $228.2 million aggregate principal amount of its existing 3.00% Convertible Senior Notes due 2022 (the “2022 Notes”) for a combination of cash and shares of Teladoc Health common stock to be completed concurrently with the offering (the “Note Exchanges”). In connection with the Note Exchanges, Teladoc Health expects to pay approximately $231.1 million in cash and issue approximately 3.9 million shares of its common stock to settle such exchanges. Teladoc Health intends to use the remainder of the net proceeds of the offering for working capital and other general corporate purposes, including the repayment of certain indebtedness, including the remaining 2022 Notes, or the pursuit of strategic acquisitions, should they arise.

The Notes will be unsecured, senior obligations of Teladoc Health. The Notes will mature on June 1, 2027, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Notes will bear interest at a rate of 1.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning December 1, 2020.

Teladoc Health may not redeem the Notes prior to June 5, 2024. On or after June 5, 2024, Teladoc Health may redeem for cash all or part of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Teladoc Health provides notice of redemption. The redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date. In addition, upon the occurrence of a fundamental change (as defined in the indenture governing the Notes), holders of the Notes will have the right to require Teladoc Health to repurchase all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest.

The Notes will be convertible, upon satisfaction of certain conditions, at an initial conversion rate of 4.1258 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $242.38 per share, and will be subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 35% over the last reported sale price of $179.54 per share of Teladoc Health’s common stock on the New York Stock Exchange on May 14, 2020. Teladoc Health will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of Teladoc Health’s common stock issuable upon conversion of the Notes or in exchange for the 2022 Notes have been or will be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Teladoc Health, Inc.

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,400 employees, the organization delivers care in more than 175 countries and in more than 40 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our financing plans (including statements related to the offering of the Notes and the Note Exchanges), future revenues, future earnings, future numbers of members or clients, the impact of COVID-19, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, the impact of COVID-19 and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the offering of the Notes and the use of proceeds therefrom; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; (vi) changes to our abilities to recruit and retain qualified providers into our network; and (vii) the impact of COVID-19 on our operations, demand for our services and general economic conditions, as well as orders, directives and legislative action by local, state and federal governments in response to the spread of COVID-19. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:
Courtney McLeod
Director of Communications
914-265-6789
cmcleod@teladochealth.com

Investors:
Patrick Feeley
914-265-7925
pfeeley@teladochealth.com